TRANSACTIONS SUBJECT TO RULE 10f-
3 PROCEDURES


Portfolio:      US Small Company Portfolio
                          Security Description:
Speechworks Intl Inc

Issuer:  Speechworks Intl Inc
                          Offering Type:  U.S.
Registered

US Registered, Eligible Muni, Eligible
Foreign, Eligible 144A




REQUIRE
D
INFORM
ATION



ANSWER


APPLICABL
E
RESTRICTI
ON

In
Comp
liance
Yes/
No



            1


            2


            3


            4


            5


            6


            7



            8


            9

            1
            0




            1
            1



            1
            2


Offering
Date

Trade Date

Unit Price
of Offering

Price Paid
per Share

Years of
Issuers
Operations

Underwriti
ng Type

Underwriti
ng Spread


Total Price
paid by
Portfolio

Total Size
of Offering

Total Price
Paid by
Portfolio
plus Total
Price Paid
for same
securities
purchased
by the same
investment
adviser for
other
investment
companies

Underwrite
rs from
whom the
Portfolio
purchased
attach a
prospectus
or offering
circular for
a list of all
syndicate
members

If the
affiliate
was lead or
co-lead
manager,
was the
instruction
listed
below
given to the
brokers
named in
#11? ****


     ########

     ########

       $20.00

       $20.00

3+

Firm

        $1.40


     $354,000

     ########

$1,099, 800




Hambrecht
& Quist



N/A

None

Must be the
same as #1

None

Must not
exceed #3

Must be at
least three
years *

Must be firm

Investment
Adviser
determination
to be made

None

None

#10 divided
by #9 must
not exceed
25% **




Must not
include
Investment
Adviser
affiliates ***



Must be
Yes or
N/A

N/A

YES

N/A

YES

YES

YES

YES


N/A

N/A


YES





YES



N/A

The Investment Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Investment Adviser has considered the factors set forth in the Portfolios 10f-3 procedures.

* Not applicable to munis. In the case of munis, i the issue must have one investment grade rating or ii if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings.
Circle i or ii, whichever is met.

**            If an eligible Rule 144A offering, must not
exceed 25% of the total amount of same
class sold to QIBs in the Rule 144A
offering PLUS the amount of the offering of the same class in any concurrent public offering

***           For munis purchased from syndicate
manager, check box to confirm that the
purchase was not designated as a group
sale.

****          No credit for the purchase made for the
Portfolio can be credited to the Investment
Advisers affiliate.

S:\Funds Administration\FUNDS
ADMINISTRATION\SmallCompany\Semi2001\10f-3 US Small Comp-
Speechworks-8-1-00HQ.fil.doc